UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2017, Western New England Bancorp, Inc. (the “Company”) and Westfield Bank (the “Bank”) entered into parallel Employment Agreements with Louis Gorman, III, Senior Vice President and Chief Credit Officer of the Company and the Bank (the “Employment Agreements”). Each employment agreement provides for an initial three-year term subject to separate one-year extensions as approved by the Board at the end of each anniversary of the effective date, with minimum annual salaries, discretionary cash bonuses and other fringe benefits. The Employment Agreements provide severance benefits in the event the employment of Mr. Gorman is terminated without “cause” or for “good reason” (as each is defined in the Employment Agreements). The Employment Agreements also include severance protections for Mr. Gorman if his employment is terminated in connection with a change in ownership or control of the Company or the Bank. The Employment Agreements do not provide for a tax indemnity.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated March 20, 2017, by and between Louis Gorman, III and Western New England Bancorp, Inc.

10.2	Employment Agreement, dated March 20, 2017, by and between Louis Gorman, III and Westfield Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

Date: March 22, 2017	By:	/s/ James C. Hagan
James C. Hagan
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 20, 2017, by and between Louis Gorman, III and Western New England Bancorp, Inc.

10.2	Employment Agreement, dated March 20, 2017, by and between Louis Gorman, III and Westfield Bank.